Exhibit 99.1

Flotek Continues Data Driven Trajectory, Delivering Strongest Quarterly Revenue Since 2017
HOUSTON, March 11, 2026 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced operational and financial results for the fourth quarter and year ended December 31, 2025. A summary of key financial results for the fourth quarter and full year 2025 as compared to the year ago periods is as follows:
Financial Summary (in thousands, except ‘per share’ amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change

Total Revenues	$67,519	$50,758	33%	$237,262	$187,025	27%
Gross Profit	$15,194	$12,277	24%	$59,833	$39,386	52%
Net Income	$3,025	$4,429	(32)%	$30,528	$10,498	191%
Diluted Income Per Share	$0.08	$0.14	(43)%	$0.84	$0.34	147%
Full-Year and Fourth Quarter 2025 Highlights
•Highest quarterly and annual revenues since 2017.
•Data Analytics achieved its highest-ever quarterly and annual revenue.
•Strategic entry into power services in 2025 sets stage for high-margin, recurring revenue growth in 2026 and beyond.
•Gross profit climbed 24% vs. fourth quarter 2024 and 52% as compared to full year 2024.
•Data Analytics’ gross profit accounted for 48% of total Company gross profit during the fourth quarter of 2025, as compared to 8% in the year ago quarter.
•2025 net income totaled $30.5 million or $0.84 per diluted share, vs. $0.34 per diluted share in 2024.
Adjusted EBITDA Calculation Modification
The Company’s revenue, as reported under generally accepted accounting principles, includes a non-cash reduction related to the amortization of contract assets. Historically, the Company added back this non-cash revenue reduction in its calculation of Adjusted EBITDA.
Beginning with year-end 2025 reporting, the Company has revised its calculation of Adjusted EBITDA and will no longer add back the non-cash amortization of contract assets associated with the ProFrac Agreement in accordance with relevant Securities and Exchange Commission’s guidance on the disclosure of non-GAAP financial measures. Non-cash amortization of contract assets that would have been added back under the Company’s previous calculation of Adjusted EBITDA totaled $2.1 million and $1.3 million during the fourth quarters of 2025 and 2024, respectively, and $6.3 million and $5.6 million for the years ended December 31, 2025 and 2024, respectively. This revision does not impact debt covenants or the Company’s operating cash flow.

The following table presents the Company’s Adjusted EBITDA for the quarter and year-end December 31, 2025 and 2024 using the revised methodology (in thousands):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Adjusted EBITDA (Revised)(1)(2)	$8,047	$5,752	40%	$32,790	$14,715	123%
The Company’s previously issued 2025 Adjusted EBITDA(3) guidance of $35 million to $40 million was based on its historical calculation methodology. Reflecting the revised methodology described above, 2025 Adjusted EBITDA(3) guidance would have been approximately $29 million to $34 million. For comparison, Adjusted EBITDA using the revised methodology for the year ended December 31, 2025 totaled $32.8 million.
(1)Represents a non-GAAP financial measure, see the "Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings" table in this release for more information about this measure, including reconciliations to the most comparable GAAP measures.
(2)Under the Company’s previous methodology of computing Adjusted EBITDA, the Company added back non-cash amortization of contract assets totaling $2.1 million and $1.3 million during the fourth quarters of 2025 and 2024, respectively, and $6.3 million and $5.6 million for the years ended December 31, 2025 and 2024, respectively.
(3)Represents a non-GAAP financial measure, see the "Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings" table in this release for more information about this measure. We are not able to reconcile this forward-looking non-GAAP measure to the most directly comparable GAAP financial measure without unreasonable efforts, as we are unable to predict with a reasonable degree of certainty the impact of certain items that would be expected to impact the GAAP financial measure, including, among other items, certain stock-based compensation costs, interest costs related to fluctuations in borrowings outstanding under the Company’s asset based loan and the impact of the revaluation of certain liabilities, which is based upon our future stock price. These items do not impact the non-GAAP financial measure.
Management Commentary
Chief Executive Officer Dr. Ryan Ezell remarked, “Our fourth quarter results cap a transformative 2025 and reinforce Flotek’s data driven growth trajectory. Through the powerful convergence of real-time data analytics and chemistry solutions, we delivered standout performance across both segments. In 2025, Data Analytics grew exponentially while Chemistry outpaced the market in a challenging environment.
The April 2025 entry into power services represents a game-changing platform expansion, unlocking high-margin, recurring opportunities in utilities and beyond. With Data Analytics now contributing nearly 50% of gross profit, our business is more balanced, resilient, and scalable than ever. We enter 2026 with strong tailwinds, proven execution, a growing backlog of recurring revenue, and early validation in new markets that position us for even greater momentum.
Our 2025 results, including 191% growth in net income and a 123% increase in Adjusted EBITDA (1), were achieved safely and efficiently. The best is yet to come as we capitalize on these foundations to drive sustained, profitable expansion.”
Fourth Quarter and Full-Year 2025 Financial Results
Revenue: Flotek reported total revenues of $67.5 million for fourth quarter 2025, an increase of $16.8 million, or 33%, compared to total revenues of $50.8 million for fourth quarter 2024. Full-year 2025 total revenues totaled $237.3 million, as compared to total revenues of $187.0 million during 2024. Fourth quarter and full year 2025 revenues include $3.4 million and $27.4 million, respectively, related to the minimum purchase requirements under the Company’s long-term supply agreement with ProFrac Services, LLC.

Segment Revenue Summary (in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change

Chemistry Technologies:
External Revenues	$14,791	$21,071	(30)%	$79,565	$63,214	26%
Related Party Revenues	42,659	27,215	57%	130,221	114,947	13%
Total	$57,450	$48,286	19%	$209,786	$178,161	18%

Data Analytics:
Product Revenues	$2,154	$825	161%	$7,330	$4,745	54%
Service Revenues	7,915	1,647	381%	20,146	4,119	389%
Total	$10,069	$2,472	307%	$27,476	$8,864	210%
Gross Profit: The Company generated gross profit of $15.2 million during fourth quarter 2025 compared to a gross profit of $12.3 million during fourth quarter 2024. The improvement in fourth quarter 2025 gross profit was primarily the result of the 19% increase in chemistry revenue and a 307% increase in data analytics revenue, as compared to fourth quarter 2024. This meaningful shift toward higher-margin Data Analytics (now approximately 48% of Q4 gross profit) enhances our profitability profile and supports continued margin expansion as we scale in new markets.
The increase in fourth quarter 2025 gross profit was partially offset by a $5.2 million or 60% reduction in the order shortfall penalty under the Company's chemistry supply agreement, as compared to the year ago quarter. On a percentage of revenue basis, gross profit totaled 22.5% for the fourth quarter of 2025.
The Company generated gross profit of $59.8 million for full-year 2025 compared to gross profit of $39.4 million for full-year 2024. On a percentage of revenue basis, gross profit totaled 25% for the year ended December 31, 2025.
Selling, General and Administrative (“SG&A”) Expense: SG&A expense totaled $7.6 million for fourth quarter 2025 as compared to SG&A expense of $6.6 million for fourth quarter 2024. SG&A expense totaled $28.0 million for full-year 2025 compared to $24.7 million for full-year 2024. On a percentage of revenue basis, SG&A totaled 12% during 2025 as compared to 13% during 2024.
Net Income and EPS: Flotek reported net income of $3.0 million, or $0.08 per diluted share, for the fourth quarter 2025. This compares to net income of $4.4 million, or $0.14 per diluted share, for the fourth quarter 2024. The Company’s fourth quarter 2025 net income was impacted by a higher effective tax rate resulting from non-cash adjustments related to the partial release of the valuation allowance on deferred tax assets. Net income for full-year 2025 was $30.5 million, or $0.84 per diluted share, compared to net income of $10.5 million, or $0.34 per diluted share, for the comparable period of 2024. Net income for full year 2025 included a $10.9 million tax benefit related to the partial release of the Company's valuation allowance on its deferred tax assets recorded in the third quarter of 2025.

2026 Guidance
Consistent with 2025 and 2024, Flotek plans to issue 2026 guidance in conjunction with the release of its first quarter 2026 financial and operating results.
Upcoming Investor Events
Flotek will participate in the 38th Annual Roth Conference to be held at the Ritz Carlton in Dana Point, California, March 23-24, 2026. Flotek Chief Executive Officer Ryan Ezell will be joined by Chief Financial Officer Bond Clement in hosting investor meetings during the event. An updated corporate presentation to be used in discussions at the conference will be posted to the Investor Relations section of Flotek’s corporate website at www.flotekind.com prior to the start of the conference.
Below are some upcoming events where you may get the opportunity to meet with our team:
◦March 12th, 2026, 9am CT: Flotek 4th Qtr. & FY 2025 Earnings Conference Call
◦March 23–24th, 2026: 38th Annual ROTH Conference (Dana Point, CA)
◦May 26-28th, 2026: Louisiana Energy Conference 2026 (New Orleans, LA)
For more event details visit our Investor Relations page at https://ir.flotekind.com/events.
Conference Call Details
The Company plans to host its earnings conference call on Thursday, March 12, 2026, at 9:00 a.m. CT (10:00 a.m. ET).
Participants may access the call through Flotek’s website at https://ir.flotekind.com/events, by telephone toll free at 1-800-836-8184 (international toll: 1-646-357-8785), or by using the following link to access the webcast: https://app.webinar.net/BwpdmxQyN6M approximately five minutes prior to the start of the call. Following the conclusion of the conference call, a recording of the call will be available on the Company’s website.
About Flotek Industries, Inc.
Flotek Industries, Inc. is a leading chemistry and data technology company focused on servicing the Energy industry. The Company’s top tier technologies leverage near real-time data to deliver innovative solutions to maximize customer returns. Flotek has an intellectual property portfolio of over 130 patents, 20+ years of field and laboratory data, and a global presence in more than 59 countries.
Flotek has established collaborative partnerships focused on sustainable and optimized chemistry and data solutions, aiming to reduce the environmental impact of energy on land, air, water and people.
Flotek is based in Houston, Texas and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com.
Forward-Looking Statements
Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities

Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Investor contact:
Mike Critelli
Director of Finance & Investor Relations
E: ir@flotekind.com

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$5,731	$4,404
Restricted cash	104	102
Accounts receivable, net of allowance for credit losses of $764 and $447 at December 31, 2025 and December 31, 2024, respectively	19,043	17,386
Accounts receivable, related party, net of allowance for credit losses of $0 at December 31, 2025 and December 31, 2024	64,204	52,370
Inventories, net	10,629	13,303
Other current assets	3,445	2,952
Current contract asset	7,621	5,939
Total current assets	110,777	96,456
Long-term contract asset	55,115	63,105
Property and equipment, net	20,344	6,178
Right-of-use assets	3,083	3,326
Deferred tax assets, net	29,152	51
Other long-term assets	1,578	1,680
TOTAL ASSETS	$220,049	$170,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,317	$38,073
Accrued liabilities	7,256	5,912
Income taxes payable	258	48
Interest payable, related party	1,008	—
Current portion of operating lease liabilities	1,251	1,486
Current portion of finance lease liabilities	153	—
Asset-based loan	3,332	4,789
Current portion of long-term debt	—	60
Total current liabilities	61,575	50,368
Deferred revenue, long-term	—	14
Note payable - related party	39,584	—
Long-term operating lease liabilities	5,608	6,514
Long-term finance lease liabilities	224	—
TOTAL LIABILITIES	106,991	56,896
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 240,000,000 shares authorized; 31,320,960 shares issued and 30,130,480 shares outstanding at December 31, 2025; 30,938,073 shares issued and 29,826,508 shares outstanding at December 31, 2024	3	3
Additional paid-in capital	434,964	464,620
Accumulated other comprehensive income	96	251
Accumulated deficit	(285,780)	(316,308)
Treasury stock, at cost; 1,190,480 and 1,111,565 shares at December 31, 2025 and December 31, 2024, respectively	(36,225)	(34,666)
Total stockholders’ equity	113,058	113,900
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$220,049	$170,796

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue:
Revenue from external customers	$17,890	$23,328	$90,436	$71,263
Revenue from related party	49,629	27,430	146,826	115,762
Total revenues	67,519	50,758	237,262	187,025
Cost of goods sold	52,325	38,481	177,429	147,639
Gross profit	15,194	12,277	59,833	39,386
Operating costs and expenses:
Selling, general, and administrative	7,606	6,630	28,046	24,709
Asset acquisition expenses	—	—	4,362	—
Depreciation	629	229	1,836	891
Research and development	463	365	1,822	1,714
Severance expenses	508	—	530	—
Gain on sale of property and equipment	—	(90)	(7)	(124)
Total operating costs and expenses	9,206	7,134	36,589	27,190
Income from operations	5,988	5,143	23,244	12,196
Other income (expense):
Interest expense	(1,374)	(253)	(3,937)	(1,095)
Other income (expense), net	69	(105)	348	46
Total other expense	(1,305)	(358)	(3,589)	(1,049)
Income before income taxes	4,683	4,785	19,655	11,147
Income tax benefit (expense)	(1,658)	(356)	10,873	(649)
Net income	$3,025	$4,429	$30,528	$10,498

Income per common share:
Basic	$0.08	$0.15	$0.90	$0.36
Diluted	$0.08	$0.14	$0.84	$0.34

Weighted average common shares:
Weighted average common shares used in computing basic income per common share	36,023	29,642	33,903	29,534
Weighted average common shares used in computing diluted income per common share	38,268	31,436	36,156	30,889

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$30,528	$10,498
Adjustments to reconcile net income to net cash provided by operating activities:
Change in fair value of contingent consideration	(127)	71
Amortization of contract assets	6,308	5,612
Depreciation	1,836	891
Amortization of deferred financing costs	345	314
Provision for credit losses, net of recoveries	603	181
Provision for excess and obsolete inventory	442	645
Gain on sale of property and equipment	(7)	(124)
Non-cash lease expense	1,025	2,094
Stock compensation expense	2,300	1,366
Deferred income tax (benefit) expense	(11,185)	249
Changes in current assets and liabilities:
Accounts receivable	(2,260)	(3,880)
Accounts receivable, related party	(36,634)	(17,801)
Inventories	3,066	(1,110)
Income tax receivable	(32)	8
Other assets	(473)	561
Accounts payable	10,244	6,368
Accrued liabilities	1,457	(70)
Operating lease liabilities	(1,450)	(2,515)
Income taxes payable	210	3
Interest payable, related party	1,008	—
Net cash provided by operating activities	7,204	3,361
Cash flows from investing activities:
Capital expenditures	(1,984)	(1,940)
Proceeds from sale of assets	7	124
Net cash used in investing activities	(1,977)	(1,816)
Cash flows from financing activities:
Payments on long term debt	(60)	(179)
Proceeds from asset-based loan	186,950	166,950
Payments on asset-based loan	(188,407)	(169,653)
Payment of asset-based loan origination costs	(169)	(164)
Payment of note payable issuance costs	(480)	—
Payment of issuance costs of stock warrants	(653)	—
Payments to tax authorities for shares withheld from employees	(1,559)	(162)
Proceeds from issuance of stock under Employee Stock Purchase Plan	155	114
Proceeds from issuance of stock from stock option exercises	576	—
Payments for finance leases	(96)	(22)
Net cash used in financing activities	(3,743)	(3,116)
Effect of changes in exchange rates on cash and cash equivalents	(155)	124
Net change in cash and cash equivalents and restricted cash	1,329	(1,447)
Cash and cash equivalents at the beginning of period	4,404	5,851
Restricted cash at the beginning of period	102	102
Cash and cash equivalents and restricted cash at beginning of period	4,506	5,953
Cash and cash equivalents at end of period	5,731	4,404
Restricted cash at the end of period	104	102
Cash and cash equivalents and restricted cash at end of period	$5,835	$4,506

FLOTEK INDUSTRIES, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ITEMS AND NON-CASH ITEMS IMPACTING EARNINGS
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Net income	$3,025	$4,429	$30,528	$10,498
Interest expense	1,374	253	3,937	1,095
Income tax (benefit) expense	1,658	356	(10,873)	649
Depreciation and amortization	629	229	1,836	891
EBITDA (Non-GAAP) (1)	$6,686	$5,267	$25,428	$13,133
Stock compensation expense	594	451	2,300	1,366
Severance and retirement	508	7	575	39
Contingent liability revaluation	—	117	(127)	71
Gain on disposal of asset	—	(90)	(7)	(124)
Non-Recurring professional fees (2)	259	—	4,621	230
Adjusted EBITDA (Non-GAAP) (1)	$8,047	$5,752	$32,790	$14,715
(1)Management believes that EBITDA and Adjusted EBITDA for the three and twelve months ended December 31, 2025 and 2024 are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the adjustments made to net income for certain non-cash or non-recurring items noted above to be outside of the Company’s normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish financial, compensation and operational objectives. In addition, the Company believes that Adjusted EBITDA provides investors, creditors and analysts with a clearer view of the Company’s leverage profile and debt service capacity, enhancing comparability and augmenting the ability of investors, creditors and analysts to make investment decisions based upon liquidity. Under the Company’s previous methodology of computing Adjusted EBITDA, the Company added back non-cash amortization of contract assets. Adjusted EBITDA as presented above does not add back non-cash amortization of contract assets totaling $2.1 million and $1.3 million during the fourth quarters of 2025 and 2024, respectively, and $6.3 million and $5.6 million for the years ended December 31, 2025 and 2024, respectively.
(2)Includes $4.4 million of expenses related to an asset acquisition for the twelve months ended December 31, 2025.